UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2015

____________________

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 28, 2015, WPCS International Incorporated (the “Company”) and the shareholder plaintiff (the “Plaintiff”) entered into a settlement (the “Settlement”) with a defendant (the “Defendant”) in a case pending in the United States District Court for the Southern District of New York to resolve claims under Section 16 of the Securities Exchange Act of 1934. Under the terms of the Settlement, the Company will receive value of $1.2 million from the Defendant, consisting of $600,000 in cash and the forgiveness of $600,000 of the principal amount of debt owed by the Company to the Defendant as reflected in unsecured notes issued by the Company to the Defendant, which mature in October 2015. The Company shall pay the Plaintiff’s counsel $300,000 in legal fees. In addition, the Company and the Plaintiff have agreed to release and discharge the asserted claims against the Defendant. The Settlement was entered into solely by way of compromise and settlement and is not in any way an admission of liability by the Defendant.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: January 28, 2015	By: /s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Interim Chief Executive Officer